Kramer, Levin, Naftalis & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                        FAX
                                                        (212) 715-8000
                                                        ______

                                                        WRITER'S DIRECT NUMBER

                                                        (212) 715-9100

                                   March 2, 1998


Lexington GNMA Income Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663

Gentlemen:

          We hereby consent to the reference of this Firm as counsel in the Registration Statement on Form N-1A of the Lexington GNMA Income Fund, Inc.

                              Very truly yours,



                              /s/ Kramer, Levin, Naftalis & Frankel